Exhibit 99.2

Greg Parker
Investor Relations
210.220.5632
or
Renee Sabel
Media Relations
210.220.5416

RELEASE
July 29, 2015

CULLEN/FROST ANNOUNCES EXECUTIVE LEADERSHIP TRANSITION
Dick Evans to Retire March 31, 2016; Phil Green to Succeed as Chairman and CEO

SAN ANTONIO-Cullen/Frost Bankers, Inc. today announced that Cullen/Frost Chairman and CEO Dick Evans will retire effective March 31, 2016. At that time, Cullen/Frost President Phillip D. Green will become chairman and CEO and will replace Evans on the Cullen/Frost board of directors.

“With the company’s financial strength, unique culture and outstanding people, this is the right time for Cullen/Frost to move forward with an executive leadership team that will be bolstered by the addition of three veteran Frost leaders,” said Evans, who has served at Frost for nearly 45 years, almost 18 as CEO. “Over the next eight months, Phil and I will work closely to ensure an effective, orderly and transparent transition. No one is more committed to the future of Cullen/Frost than I am. The company’s future is in great hands with Phil, the executive team and more than 4,200 dedicated employees. I am proud of what they have helped us achieve and look forward to working with them in the months ahead.”

“It’s been an honor to learn and serve beside a remarkable leader like Dick Evans,” said Phil Green. “I am grateful to Dick and the board for their confidence in me. As CEO during this company’s longest era of expansion and technological improvements, as well as one of its most challenging periods, Dick has been a transformational leader. With his stewardship of this company and his commitment to move forward and bring the team along, Dick has established a legacy of achievement and growth. I value my relationship with Dick and will continue to call upon his wisdom and guidance.”

Evans will serve as a strategic counselor to Phil Green and be available for customer relationships and other activities for at least five years after his retirement.

In addition to Evans’ retirement, the company announced that Emily Skillman, group executive vice president of human resources, will also retire on March 31, 2016, after 27 years of service. Skillman will continue as chief human resources officer through the date of her retirement. Annette Alonzo, who has been with Frost for 26 years, will replace Skillman as group executive vice president of Human Resources and a member of the executive team, effective today.

The company announced two other additions to Cullen/Frost’s executive team, effective immediately: Gary McKnight, a 43-year employee, has been named group executive vice president, Technology and Operations, and Candace Wolfshohl, a Frost employee for 32 years, has been promoted to group executive vice president of Culture and People Development.

“Transitions at Frost have been consistent and continuous throughout our 147 years. I have been talking to the board about this succession plan for more than a year,” said Evans. “The existing management team remains in place, with Paul Bracher continuing as chief banking officer and adding the title of president of Cullen/Frost when Phil becomes chairman and CEO next March.

“Annette, Gary and Candace will be strong additions to an executive team that is already performing at a very high level,” said Evans. “Paul Bracher has done an exceptional job managing region leadership and serving as chief banking officer. Jerry Salinas has been chief financial officer since January, and he has made instrumental contributions to our success. Bill Perotti’s insight as chief risk officer has been invaluable to me. Pat Frost has done an outstanding job as president of the bank, president of Frost Insurance, and serving on the board of directors.

“I am also grateful to Paul Olivier, who has been a strong leader for our award-winning consumer banking operation for many years; Richard Kardys, who has spearheaded the dynamic growth of Frost Wealth Advisors; and Bobby Berman, who has been an innovative leader in the company’s research and strategy. And I want to express my deepest thanks to Emily Skillman, whose knowledge of our company and culture has ensured that we hire, retain and develop the right people to help us grow and move forward.”

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $27.8 billion in assets at June 30, 2015. Among the top 50 largest U.S. banks and one of 24 banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin,
Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

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Biographical Information

Dick Evans joined Frost in 1971 and has been Cullen/Frost CEO since 1997. Under Evans’ leadership, Cullen/Frost became a strong regional banking company, more than doubling asset size, while expanding into new lines of business and services that broaden and deepen customer relationships. In 2008, Frost became the first bank in the nation to turn down federal TARP bailout funds. Evans served as a member of the Federal Advisory Council to the Board of Governors of the Federal Reserve System and was a member of the board of directors of the Federal Reserve Bank of Dallas. Evans is a 1968 graduate of the University of Texas at Austin, with a bachelor of business administration degree.

Phil Green has been with Frost for 35 years, serving as Cullen/Frost president since January. Green joined the company in 1980 and held a number of managerial positions in the financial division before serving as chief financial officer from 1995 to 2015. Green has also had oversight for Frost’s technology, operations and capital markets areas. He has worked closely with the CEO on all matters involving the board of directors and investor relations. He serves on the board of Frost Insurance. Green graduated with honors from the University of Texas at Austin with a bachelor of business administration degree in Accounting.

Emily Skillman joined Frost in 1988 as an assistant in commercial lending. She served as an executive assistant on the management platform before moving to human resources, where she held several leadership positions. In 2003, Skillman was named group executive vice president of human resources and a direct report to Evans. She is responsible for employment, benefits, executive compensation and staff and leadership development.

New to the executive team:

Annette Alonzo has been with Frost for 26 years, the past 10 years as corporate human resources manager, overseeing employee relations, recruitment, affirmative action and diversity programs, Frost A-Team and human resources technology. Alonzo joined Frost in 1989 as a teller, rising over the years to recruiter and employee relations supervisor, and both regional and statewide HR manager. She was named corporate HR manager in 2005 and was named a senior executive vice president in January 2015.

Gary McKnight, a 42-year Frost veteran, has been operations division manager since 2001, overseeing all information technology, loan operations, data processing and processing operations for the company. Over the years, he has held management positions in item processing, data processing and operations. He was named senior executive vice president in 2005.

Candace Wolfshohl joined Frost in 1983, rising to become leadership development manager and director of training and development in 2006. She served as a personal banker, a training specialist in staff development, retail operations strategist and statewide call center manager. She worked as a manager of the client service application support team in IT. She was named senior executive vice president in January 2015. Wolfshohl is a graduate of Texas A&M University with a bachelor of science in Sociology.

Continuing on the executive team:

Bobby Berman has been with Frost since 1985 and serves as group executive vice president of research and strategy. He worked in several positions in the treasury division before spearheading the implementation of the bank’s data warehouse strategy. He was named director of internet banking and e-commerce in 2000 and added research and strategy in 2001. He also directs the strategy for treasury management statewide. Berman is a graduate of Trinity University with a bachelor of business administration degree.

Paul Bracher has served as chief banking officer since January, with responsibility for directing the activities of region presidents and as a steward of banking operations. Since joining Frost in 1981, Bracher has worked in commercial lending, special assets and management. He also managed the Corpus Christi market and led commercial lending in San Antonio for the bank. Bracher earned a bachelor of science degree from Texas A&M University, with a major in Agricultural Economics.

Pat Frost is president of Frost Bank and a director of Cullen/Frost. He joined the company founded by his great-great grandfather in 1984, serving as a credit analyst and commercial loan officer before being named to the executive committee in 1992 and president in 1993. In addition, he is a president of the bank’s insurance subsidiary, Frost Bank, and oversees the management of leasing and public finance. Frost is a summa cum laude graduate of Vanderbilt University with a B.A. in Economics and earned an MBA from the University of Texas at Austin.

Richard Kardys is group executive vice president of Frost Wealth Advisors, which offers trust and brokerage services throughout Texas. Kardys joined Frost in 1977 as a business development officer in the trust division, rising over the years to become senior executive vice president in 1998 and group executive vice president and executive trust officer in 2001. He oversees Frost Wealth Advisors and Frost Investment Advisors and is a certified trust financial advisor and a certified wealth strategist®. Kardys received a B.A. degree from Texas A&M with a major in government and received his J.D. degree from the University of Texas School of Law.

Paul Olivier is group executive vice president of consumer banking. He joined the company in 1976 and has worked in commercial credit, treasury management, bank card operations, personnel and retail lending. In 1987, he coordinated the consolidation of Frost’s affiliate banks into a branch organization and was named group executive vice president in 2001. He has been responsible for overseeing retail bank administration, human resources, bank operations, cash management and credit. Olivier earned both a bachelor’s degree and an MBA in business from Louisiana State University.

Bill Perotti is group executive vice president and chief risk officer. Since joining Frost in 1981, Perotti has served in several roles in asset review and credit before being named head of Credit Administration in 1991. He served as chief risk officer and chief credit officer and was named group executive vice president in 2001. Perotti earned a bachelor of business administration degree, cum laude, in Accounting from George Washington University.

Jerry Salinas is group executive vice president and chief financial officer and served as the company’s treasurer for 18 years. Since joining Frost in1986, Salinas has held various financial positions within Frost and Cullen/Frost. He was named bank and corporate controller in 1989 and treasurer in 1997. A San Antonio native, Salinas earned a bachelor of business administration degree in Accounting from the University of Texas at San Antonio and is a CPA.